EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-272881, 333-218694, and 033-80979 on Form S-8 of our reports dated March 26, 2026, relating to the financial statements of Shoe Carnival, Inc. and the effectiveness of Shoe Carnival, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended January 31, 2026.

/s/ Deloitte & Touche LLP

Indianapolis, Indiana

March 26, 2026